Exhibit 99.1
Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300
NEWS
FOR IMMEDIATE RELEASE
White Plains, New York
August 26, 2010
PRESIDENTIAL REALTY FILES PRELIMINARY PROXY STATEMENT —
SEEKS STOCKHOLDER APPROVAL TO LIQUIDATE AND SELL ALL ITS ASSETS
WHITE PLAINS, NY — August 26, 2010 — Presidential Realty Corporation, a real estate investment trust, today announced that it has filed with the Securities and Exchange Commission a preliminary proxy statement in connection with its Annual Meeting of Stockholders to be held on October 26, 2010. As previously announced by the Company in its filings with the SEC, in addition to the election of directors, the Company is seeking stockholder approval of a plan of liquidation for the sale of the Company’s assets and its orderly liquidation and dissolution. The preliminary proxy statement is available at no charge on the SEC’s website at http://www.sec.gov.
Jeffrey F. Joseph, President of the Company, stated, “Our Board has determined based, among other reasons, on the limited number and nature of our assets, our limited revenues, continuing losses from operations and significant operating expenses relative to our assets, that it is appropriate to seek stockholder approval of the sale of all or substantially all of our assets and authorization to enter into a plan of liquidation and dissolution. However, we will continue to seek strategic alternatives such as a merger, consolidation, tender offer or sale of all or substantially all of our assets in a single transaction with a goal of maximizing stockholder value.”
Additional Information
This press release is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Presidential Realty, and it is not a substitute for any proxy statement or other filings that may be made with the SEC with respect to a proposal to seek stockholder approval of a plan of liquidation. When such documents are filed with the SEC, investors will be urged to thoroughly review and consider the final proxy statement and any other documents filed with the SEC as they will contain important information. Any such documents, once filed, will be available free of charge at the SEC’s website (www.sec.gov).
Presidential Realty and its directors, executive officers and other members of their management may be deemed to be soliciting proxies from stockholders of Presidential Realty in favor of a proposal to seek stockholder approval of a plan of liquidation. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in such plan of liquidation of persons who may, under the rules of the SEC, be considered participants in the solicitation of these stockholders in connection with the proposal by reading the preliminary and definitive proxy statement relating thereto when filed with the SEC.
Forward Looking Statements
This release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements relate to our outlook or expectations for our assets, expenses, future financial or business performance, results of operations or financial condition, including: statements relating to the benefits and timing of the proposed liquidation; statements relating to the value of our assets; and statements preceded by, followed by or that include the words “will likely result,” “estimate,” “plan,” “assume,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “target” or similar expressions. These forward-looking statements are necessarily estimates reflecting the Company’s best judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, include
•	our ability to implement the plan of liquidation;
•	the risk that the proceeds from the sale of our assets may be substantially below the Company’s estimates;
•	the risk that the proceeds from the sale of our assets may not be sufficient to satisfy our obligations to our current and future creditors;
•	the risk of stockholder litigation against the plan of liquidation and other unforeseeable expenses related to the proposed liquidation;
•	disruption from the liquidation process making it more difficult to maintain relationships with customers or employees; and
•	our ability to continue as a REIT.
Except as required by law, Presidential assumes no obligation to update any forward-looking statements.
About Presidential Realty
Presidential Realty Corporation, a real estate investment trust, is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.
For further information contact:

Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number